UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2006 (December 21, 2006)
CITIZENS & NORTHERN CORPORATION
(Exact name of registrant as specified in its charter)
PENNSYLVANIA
(State or other jurisdiction of incorporation)

000-16084	23-2451943

(Commission file number)	(IRS employer ID)

90-92 South Main Street, Wellsboro, Pennsylvania	16901

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code - (570) 724-3411
NONE
(Former name, address and fiscal year, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On December 21, 2006, Citizens & Northern Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Citizens Bancorp, Inc. (“Citizens”) pursuant to which Citizens will merge with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger. In connection with the Merger, Citizens will also cause its wholly-owned subsidiary, Citizens Trust Company (“CTC”), to merge with and into the Company’s wholly-owned subsidiary, Citizens & Northern Bank (“C&N Bank”) (the “Bank Merger”), with C&N Bank being the surviving bank in the Bank Merger. Additionally, and pursuant to the terms of the Merger Agreement, Charles H. Updegraff, Jr., current Chairman, President and Chief Executive Officer of Citizens, will be appointed as a Director of both the Company and C&N Bank and as Chief Operating Officer of C&N Bank.
     Under the terms of the Merger Agreement, shareholders of Citizens will have the right to elect to receive, for each share of Citizens common stock they own (1) 1.297 shares of Company common stock, or (2) $28.57 in cash, or (3) a mixed election of stock and cash. Shareholder elections, however, will be subject to allocation procedures designed to ensure that in the aggregate, 50% of the shares of Citizens common stock will be exchanged for cash and 50% of the shares of Citizens common stock will be exchanged for shares of Company common stock. The transaction is valued at approximately $29 million, which represents 159% of Citizens’ book value as of September 30, 2006. Citizens has 1,016,824 shares of common stock outstanding.
     Consummation of the Merger is subject to certain customary terms and conditions, including, but not limited to, receipt of various regulatory approvals and approval by Citizens’ shareholders.
     The foregoing summary of the terms of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement which is filed herewith as Exhibit 2.1 and is incorporated herein by this reference.
     In connection with the Merger Agreement, the existing directors and executive officers of Citizens entered into an Affiliates Letter Agreement pursuant to which such persons agreed to vote their shares of Citizens common stock to approve the Merger and to take certain other actions in furtherance of the Merger. A copy of the Affiliates Letter Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.
     The Merger Agreement contains representations and warranties that the parties made to each other. The assertions embodied in those representations and warranties by each of Citizens and the Company are qualified by information in confidential disclosure schedules delivered together with the Merger Agreement. While the Company does not believe that these schedules contain information that the securities laws require it to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts, since they may be modified by the disclosure schedules.

     The press release announcing the proposed Merger is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.
     The Company will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a proxy statement addressed to Citizens’ shareholders and a prospectus for the Company stock to be offered to Citizens’ shareholders in connection with the Merger. A definitive proxy statement will be sent to Citizens’ shareholders seeking their approval of the Merger. Investors and shareholders are urged to read the registration statement carefully when it becomes available, because it will contain important information about the Merger. Investors and shareholders may obtain a free copy of the registration statement, when it becomes available, and other documents filed with, or furnished to, the SEC by the Company at the SEC’s website at http://www.sec.gov. Copies of the registration statement and other documents filed by the Company with the SEC may also be obtained for free from the Company by directing a written request to Citizens & Northern Corporation, 90-92 South Main Street, Wellboro, PA 16901, Attention: Mark A. Hughes, Executive Vice President and Chief Financial Officer.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
2.1	Agreement and Plan of Merger dated December 21, 2006, by and between Citizens & Northern Corporation and Citizens Bancorp, Inc.

10.1	Form of Affiliates Letter Agreement between Citizens Bancorp, Inc.’s directors and Citizens & Northern Corporation (included as Exhibit 2 to the Agreement and Plan of Merger, filed herewith as Exhibit 2.1).

99.1	Press Release issued December 21, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation
Date: December 21, 2006	/s/ Craig G. Litchfield
Craig G. Litchfield, Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated December 21, 2006, by and between Citizens & Northern Corporation and Citizens Bancorp, Inc.

10.1	Form of Affiliates Letter Agreement between Citizens Bancorp, Inc.’s directors and Citizens & Northern Corporation (included as Exhibit 2 to the Agreement and Plan of Merger, filed herewith as Exhibit 2.1).

99.1	Press Release issued December 21, 2006.